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EXHIBIT 10.43


                            ASSET PURCHASE AGREEMENT


         AGREEMENT dated as of March 18, 2003 between Life Medical Sciences, Inc., a Delaware corporation with an address at P.O. Box 219, Little Silver, New Jersey 07739 ("BUYER"), Phairson Medical Limited, a United Kingdom company, and Phairson Medical, Inc., a Delaware corporation, each with an address at Russell Bedford House, City Forum, 250 City Road, London EC1V 2QQ United Kingdom (Phairson Medical Limited and Phairson Medical, Inc. being collectively referred to herein as, "SELLER").

         WHEREAS, the Seller wishes to sell to the Buyer all of the assets of the Seller related to the Seller's polymer-based technology and related activities (the "Business") on the terms set forth in this Agreement and the Buyer wishes to buy such assets on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "CONVEYANCE DOCUMENTS" means (i) an assignment of the Patent Applications in the form attached hereto on EXHIBIT A, (ii) a Bill of Sale, in the form attached hereto as EXHIBIT B, conveying, among other things, the Intellectual Property Rights from Seller to Buyer and (iii) an assignment and amendment agreement in the form attached hereto as EXHIBIT C, relating to the License Agreement.

         "CLOSING" means the transaction in which the title to the Purchased Assets is transferred from Seller to Buyer and the Purchase Price is paid by Buyer to Seller.

         "CLOSING DATE" means the date of the Closing.

         "GOVERNMENTAL AUTHORITY" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office (the "PTO") and the U.S. National Institutes of Health.

         "INTELLECTUAL PROPERTY RIGHTS" means patents, trademarks, tradenames, service marks, service mark registrations, service names, copyrights, applications for any of the foregoing rights, inventions, know-how, licenses, trade secrets or other intellectual property rights of Seller, whether now owned by or licensed to the Seller, or otherwise acquired by the Seller prior to the Closing Date, and relating to the Business or which may be used to commercialize the rights claimed by a Patent or Patent Application.

         "LICENSE AGREEMENT" means the license agreement listed on Schedule 1.01(b) hereto.

         "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, financial condition or results of operations of such Person.

         "PATENT OR PATENT APPLICATION" means the patent applications listed on
Schedule 1.01(a) hereto, and any and all patent applications or continuation, continuation-in-part, or divisional applications which claim priority thereto, and any patents issuing from any of the foregoing, and any extensions, reissues, re-examinations, renewals, substitutions related to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing, and all documentation, notes or other materials of Seller with respect to the foregoing (the "PATENT DOCUMENTATION").

         "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PURCHASED ASSETS" means the Intellectual Property Rights including without limitation the Patents and Patent Applications and the License Agreement, as well as all books, records, files and data of the Seller relating to the Business.

          "SHARES" shall mean those shares of common stock, par value $.001 per share, of the Buyer to be issued by Buyer to Seller pursuant to the term and conditions of this Agreement.

         "VALID CLAIM" means a claim included in a Patent or Patent Application which is actively being prosecuted or which is included in an unexpired United States or foreign patent which issues from a Patent Application and which shall not have been withdrawn, canceled or disclaimed, nor held invalid by a court of competent jurisdiction in an unappealed or unappealable decision.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.01. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens, all of Seller's right, title and interest throughout the world, in and to the Purchased Assets.

         2.02. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Purchased Assets is six million eight hundred and ninety five thousand five hundred and sixty one (6,895,561) Shares (as the same may be adjusted for any stock-splits, stock dividends and the like after the date hereof up to the Closing Date). At the Closing, Buyer shall deliver to the Seller certificates evidencing the Shares in such allocation among the Seller parties as they shall request.

         2.03. CLOSING. The Closing of the purchase and sale of the Purchased Assets hereunder shall take place at a mutually agreeable location as soon as reasonably practicable following satisfaction of all of the conditions set forth in Sections 2.04 and 2.05 hereof, or at such other time as Buyer and Seller may agree. At the Closing,

               (a) Buyer shall pay the Purchase Price to Seller in accordance with the terms of Section 2.02 hereof.

               (b) Buyer and Seller shall execute and deliver the Conveyance Documents to which each is a party.

               (c) Buyer and Seller shall cause to be delivered and addressed to the other an opinion of their respective counsel as to such matters as the parties shall mutually agree.

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               (d) Buyer and Seller shall execute and deliver all such other instruments, documents and certificates as may be requested by the other party that are reasonably necessary for the consummation at the Closing of the transactions contemplated by this Agreement.

         2.04. BUYER CLOSING CONDITIONS. The Buyer's obligation to close shall be subject to the following conditions, any one or more of which may be waived by the Buyer: (a) Seller shall have executed and delivered the documents referred to in Section 2.03 hereof and (b) the representations and warranties made by the Seller shall be accurate as of the date hereof and the Closing Date and the undertakings of the Seller to be fulfilled prior to the Closing shall have been fulfilled.

         2.05. SELLER CLOSING CONDITIONS. Seller's obligation to close shall be subject to the following conditions, any one or more of which may be waived by the Seller: (a) Buyer shall have executed and delivered the documents referred to in Section 2.03 hereof and (b) the representations and warranties made by the Buyer shall be accurate as of the date hereof and the Closing Date and the undertakings of the Buyer to be fulfilled prior to the Closing shall have been fulfilled.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby jointly and severally represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, that:

         3.01. ORGANIZATION. Phairson Medical Limited is duly incorporated and validly existing under the laws of the jurisdiction of England and Wales and Phairson Medical, Inc. is duly incorporated and validly existing in good standing under the laws of the state of Delaware. The Seller has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified is reasonably likely to result in a Material Adverse Effect on the Seller, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Seller is wholly-owned by Phairson Ltd, a company organized under the laws of England and Wales ("Parent"). Parent owns no assets or rights other than the stock of Phairson Medical Limited and Phairson Medical, Inc. and Parent is not party to any license or other agreement pertaining to the Business or Purchased Assets or related technology or otherwise.

         3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and each of the Conveyance Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby are within the powers of Seller and have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of Seller.

         3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and each of the Conveyance Documents to which it is a party does not require any action by or in respect of, or filing with, any Governmental Authority (other than the filing of patent assignments with the PTO).

         3.04. NON-CONTRAVENTION. The execution and delivery of this Agreement and the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Seller is a party or by which it or its property is bound, where such conflict, violation or default is reasonably likely to result in a material adverse effect on the


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Purchased Assets or their intended use, (ii) the charter, by-laws or other organizational documents of the Seller, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Seller or the Purchased Assets, where such conflict, violation or default is reasonably likely to result in a material adverse effect on the Purchased Assets or their intended use, or (B) result in the creation or imposition of any Lien upon any Purchased Asset or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Seller is a party or by which it is bound or to which any of the Purchased Assets is subject, where such Lien is reasonably likely to result in a material adverse effect on the Purchased Assets or their intended use. No consent, approval, authorization or order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or other country, and no such consent, approval or authorization of any third party, is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than such as have been made or obtained.

         3.05. TITLE TO PURCHASED ASSETS. Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to each of the Purchased Assets, free and clear of all Liens. The Purchased Assets will collectively constitute all of the assets and intellectual property and other rights, contractual or otherwise, owned, licensed or otherwise held by the Seller, as of the date hereof and as of the Closing Date, which relate to the Business.

         3.06. LITIGATION. There is no action, suit, investigation or proceeding (or any basis therefor), of which Seller has received written notice, pending or, to the knowledge of Seller, threatened, before any governmental authority or arbitrator that has or could materially affect any Purchased Asset. Seller has not received written notice of any claims made by any Person with respect to, or any actions, suits or other proceedings relating to, any Purchased Assets which could have a material adverse effect on the proposed or intended use of the Purchased Assets.

         3.07. INTELLECTUAL PROPERTY.

               (a) Except as set forth on Schedule 1.01(a), there are no licenses, sublicenses or other agreements relating to a Patent or Patent Application or Intellectual Property Right, and the Patent(s) and Patent Application(s) set forth on such Schedule constitute all of the patents and patent applications of the Seller related to the Business.

               (b) Seller has clear title to an undivided joint interest in each Patent or Patent Application listed on Schedule 1.01(a) hereto and has an exclusive license to each Patent or Patent Application from ETHZ, which holds all remaining undivided joint interests in the same. To its knowledge, Seller and each inventor listed in any Patent or Patent Application and the attorneys of record thereto have complied with the PTO duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information known to be material to the patentability of each of the Patent Applications. Seller has delivered to Buyer all necessary Patent Documentation underlying the specifications or claims in the Patent Applications and all claims thereunder. All assignments from inventors to Seller reflecting Phairson's ownership interest in the Patents or Patent Applications have been executed and either recorded with the PTO or submitted to the PTO for filing.

               (c) Seller believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of each Patent or Patent Application and all Intellectual Property Rights. Set forth on Schedule 1.01(a) is a complete and accurate summary of the status of each Patent or Patent Application. Seller has complied with all filing deadlines and has paid all fees necessary for the valid prosecution of all Patents and Patent Applications listed on Schedule 1.01(a).

               (d) To the knowledge of the Seller, the present business, activities and products of the Seller related to the Business do not infringe any intellectual property of any other Person. No proceeding charging the


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Seller with infringement of any adversely-held intellectual property rights has been filed. To the knowledge of the Seller, the Seller is not making unauthorized use in connection with the Business of any confidential information or trade secrets of any person. To the knowledge of the Seller, no person is infringing upon the claims contained in any Patent or Patent Application. Neither the Seller nor, to the knowledge of the Seller, any of its employees, has any agreements or arrangements with any persons other than the Seller related to confidential information or trade secrets of such persons, other than such agreements that would not materially restrict the Buyer from conducting the Business as currently conducted or intended to be conducted.


         3.08. LICENSE AGREEMENT. The License Agreement listed on Schedule 1.01(b) is in full force and effect and neither the Seller nor, to the Seller's knowledge, any party thereto, is in breach or default under such contract. Neither the entering into of this Agreement, nor the consummation of the transactions contemplated hereby, will result in a breach of or a default under the License Agreement.

         3.09. INVESTMENT. Seller represents and warrants to Buyer that it is acquiring the Shares for investment purposes only, and not with a view to the sale, assignment, transfer or other distribution thereof, other than in compliance with the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Seller recognizes that the Shares have not been registered under the Securities Act, and agrees that it will not sell, assign, transfer, or otherwise distribute the Shares in violation of the Securities Act.

         3.10. RISK. The Seller recognizes that its purchase of Shares involves a high degree of risk in that: (i) the Buyer has incurred losses since inception; at September 30, 2002, the Buyer had an accumulated deficit of approximately $38,217,000; and the Buyer requires substantial funds to continue its plan of operations; (ii) an investment in the Buyer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Buyer and the Shares; (iii) the Seller may not be able to liquidate the Seller's investment; and (iv) transferability of the Shares is extremely limited. The Seller has read the Risk Factors section of the Buyer's Annual Report on Form 10-K for the year ended December 31, 2001, as amended (the "10-K").

         3.11. [Intentionally omitted]



         3.12. INVESTMENT EXPERIENCE. The Seller acknowledges that the Seller has prior investment experience, including investment in non-listed and non-registered securities, or the Seller has employed the services of an investment advisor to evaluate the merits and risks of an investment in the Shares on the Seller's behalf, and that the Seller recognizes the highly speculative nature of the Seller's investment.

         3.13. DILIGENCE. The Seller acknowledges receipt and careful review of the 10-K, the Buyer's quarterly reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2002 filed with the SEC, as amended (the "10-QSBs"), and the definitive proxy statement filed by the Buyer with the SEC in connection with the Buyer's 2002 Annual Meeting of Stockholders (collectively, the "SEC Documents"). The Seller hereby represents that the Seller has been furnished by the Buyer during the course of this transaction with all information regarding the Buyer which the Seller had requested or desired to know, that all documents which could be reasonably provided have been made available for the Seller's inspection and review, and that such information and documents have, in the Seller's opinion, afforded the Seller with substantially all of the same information that would be provided the Seller in a registration statement filed under the Securities Act; and that the Seller has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Buyer concerning any information which the Seller had requested. The Seller hereby represents that, except as set forth in this Agreement, no representations or warranties have been made to the Seller by the Buyer or any agent, employee or affiliate of the Buyer and in entering into this transaction, the Seller is not relying on any information, other than (i) information contained in the SEC Documents, (ii) the representations made by the Buyer herein and (iii) the results of independent investigation by the Seller.



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         3.14. UNREGISTERED OFFERING. The Seller hereby acknowledges that the sale of the Shares has not been registered under the Securities Act because of the Buyer's intention that this be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Securities Act. The Seller represents that the Shares are being purchased for the Seller's own account, for investment and not for distribution or resale to others. The Seller agrees that the Seller will not sell or otherwise transfer the Shares, unless they are registered under the Securities Act or unless an exemption from such registration is available. The Seller understands that the Shares have not been registered under the Securities Act by reason of an exemption under the provisions of the Securities Act that may depend, in part, upon the accuracy of the Seller's representations contained herein.

         3.15. RULE 144. The Seller understands that Rule 144 ("Rule 144") promulgated under the Securities Act requires, among other conditions, a one-year holding period as a condition to the reseller not being deemed to be an underwriter in any resale of "restricted" securities (as defined in Rule 144). The Seller consents that the Buyer may, if it desires, permit the transfer of the Shares out of the Seller's name only when the Seller's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Buyer that the sale is made in compliance with Rule 144 or that an exemption from registration is otherwise available. The Seller agrees to hold the Buyer and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Seller contained herein or any sale or distribution by the Seller in violation of the Securities Act.

         3.16. LEGENDS. The Seller consents to the placement of the following legend on any certificate or other document evidencing the Shares being purchased by it:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE ACT, PURSUANT TO A REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ASSET PURCHASE AGREEMENT DATEDMARCH 7, 2003 UNDER WHICH THESE SECURITIES WERE ORIGINALLY PURCHASED FROM THE ISSUER."

         3.17. ADDRESS. The Seller hereby represents that the address of Seller furnished by the Seller on the signature page of this Agreement is the Seller's principal business address.

         3.18. FOREIGN BUYER. If Seller is subject to the laws of a foreign jurisdiction with respect to any aspect of the transactions contemplated by this Agreement, Seller hereby represents that Seller is satisfied as to the full observance by Seller of the laws of Seller's jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including
(i) the legal requirements of Seller's jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, sale, or transfer of the Shares. Seller's subscription and payment for, and Seller's continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of Seller's jurisdiction

         3.19. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee


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

or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         3.20. OTHER INFORMATION. Neither this Article III of this Agreement nor either of the exhibits appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Seller that:

         4.01. ORGANIZATION. The Buyer is duly incorporated and validly existing in good standing under the laws of the State of Delaware. The Buyer has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified is reasonably likely to have a Material Adverse Effect upon the Buyer, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding agreement of Buyer.

         4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party does not require any action by or in respect of, or filing with, any Governmental Authority (other than the filing of patent assignments with the PTO).

         4.04. NON-CONTRAVENTION. The execution and delivery of this Agreement and the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Buyer is a party or by which it or its property is bound, where such conflict, violation or default is reasonably likely to result in a Material Adverse Effect on the Buyer, (ii) the charter, by-laws or other organizational documents of the Buyer, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Buyer or its property, where such conflict, violation or default is reasonably likely to result in a Material Adverse Effect on the Buyer, or (B) result in the creation or imposition of any Lien upon any of the properties or assets of the Buyer or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of the property or assets of the Buyer is subject, where such Lien is reasonably likely to result in a Material Adverse Effect on the Buyer. No consent, approval, authorization or order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby, including the valid issuance and sale of the Shares, other than such as have been made or obtained.



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

         4.05. CAPITALIZATION.

               (a) The capitalization of the Buyer is described in the 10-K. The Shares to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, free of all Liens (other than liens and encumbrances resulting from any of Seller's legal obligations). The outstanding shares of capital stock of the Buyer have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

               (b) Attached hereto as Schedule 4.05(b) is a schedule of all outstanding options, warrants, and other instruments convertible directly or indirectly into Common Stock, which schedule includes the exercise price of each such instrument and any applicable vesting restrictions. Except as set forth on such Schedule, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Buyer, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Buyer is a party and relating to the issuance or sale of any capital stock of the Buyer, any such convertible or exchangeable securities or any such rights, warrants or options.

               (c) No preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares.

               (d) The Buyer does not own any securities of any other entity. The Buyer is not subject to any obligation, contingent or otherwise, to repurchase or otherwise acquire or retire any of its securities or any options, warrants, or other rights to acquire any of its securities.

               (e) Except as set forth in Schedule 4.05(e), no stock plan, stock purchase, stock option or other agreement or understanding between the Buyer and any holder of any equity securities of the Buyer or rights to purchase equity securities of the Buyer provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Buyer. The Buyer covenants that to the extent any such acceleration may be effected at the option of the Buyer or its Board of Directors, no such acceleration shall be effected in connection with this Agreement. Except as disclosed in the SEC Documents, the Buyer is not a party or otherwise subject to any agreement or understanding, and there is not, to the Buyer's knowledge, any agreement or understanding between any persons or entities, that affects or relates to the voting or giving of written consents with respect to any security of the Buyer, or the voting by or for a director of the Buyer, including without limitation voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to capital stock of the Buyer.

               (f) The transactions contemplated hereby will not alter the terms of any of the Buyer's securities, including without limitation, terms relating to conversion or exercise prices and amounts.

         4.06. LEGAL PROCEEDINGS. There is no legal or governmental proceeding pending to which the Buyer is a party or of which the business or property of the Buyer is subject, except as disclosed in the SEC Documents.

         4.07. NO VIOLATIONS. The Buyer is not in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Buyer, which violation, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect on the Buyer nor is the Buyer in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Buyer is a party or by which the Buyer is bound or by which the property of the Buyer is bound, which is reasonably likely to result in a Material Adverse Effect on the Buyer.

         4.08. GOVERNMENTAL PERMITS, ETC. The Buyer has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Buyer as currently conducted except where the failure to currently possess is not reasonably likely to result in a Material Adverse Effect on the Buyer.

         4.09. OFFERING. Subject in part to the accuracy of the representations in Article III hereof and the covenant contained in Section 5.05 hereof, the offer, sale and issuance of the Shares hereunder in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act and from all applicable state securities or "blue sky" laws, or transactions not subject to the registration requirements of the Securities Act by virtue of Regulation S.

         4.10. INTELLECTUAL PROPERTY.

               (a) The Buyer has ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Buyer as currently conducted and as currently proposed to be conducted. All of such patents, trademarks and registered copyrights owned by the Buyer have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect on the Buyer. Schedule 4.10(a) contains a complete list of all patents, patent applications, trademarks, service marks and copyrights of the Buyer, whether registered or unregistered, and applications therefor pending or under preparation and registrations, renewals, extensions and the like thereof (collectively, "Buyer's Intellectual Property").

               (b) All material licenses or other material agreements under which (i) the Buyer is granted rights in Buyer's Intellectual Property (other than Buyer's Intellectual Property generally available on commercial terms from other sources) and (ii) the Buyer has granted rights to others in Buyer's Intellectual Property, are, to the knowledge of the Buyer, after due investigation, in full force and effect and, to the knowledge of the Buyer, there is no material default by any party thereunder.

               (c) The Buyer believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

               (d) To the knowledge of the Buyer, the present business, activities and products of the Buyer do not infringe any intellectual property of any other person, except where such infringement is not reasonably likely to result in a Material Adverse Effect on the Buyer. No proceeding charging the Buyer with infringement of any adversely held Intellectual Property has been filed. To the knowledge of the Buyer, the Buyer is not making unauthorized use of any confidential information or trade secrets of any person. To the knowledge of the Buyer, no person is infringing upon the Buyer's Intellectual Property. Neither the Buyer nor, to the knowledge of the Buyer, any of its employees, has any agreements or arrangements with any persons other than the Buyer related to confidential information or trade secrets of such persons, other than such agreements that would not materially restrict the Buyer from conducting its business as currently conducted.

               (e) No proceedings (whether private or governmental) have been instituted or are pending which challenge the rights of the Buyer to use Buyer's Intellectual Property. The Buyer has the right to use, free and clear of material claims or rights of other persons, all of Buyer's Intellectual Property, subject to the rights of any licensor thereof. No order, holding or judgment has been rendered by any governmental or judicial authority that limits the Buyer's use of Buyer's Intellectual Property.

         4.11. FINANCIAL STATEMENTS. The financial statements of the Buyer and the related notes contained in the SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Buyer as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. The Buyer does not have any material liabilities that are not disclosed in the SEC Documents.

         4.12. NO MATERIAL ADVERSE CHANGE. Except as disclosed in the 10-K or 10-QSB's, since December 31, 2001 there has not been (i) any Material Adverse Effect affecting the Buyer, (ii) any obligation, direct or contingent, that is material to the Buyer, incurred by the Buyer, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Buyer, or (iv) any loss or damage (whether or not insured) to the physical property of the Buyer which has been sustained which is reasonably likely to result in a Material Adverse Effect on the Buyer.

         4.13. REPORTING STATUS. The Buyer has filed in a timely manner all documents that the Buyer was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the 12 months preceding the date of this Agreement. The SEC Documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

         4.14. FOREIGN CORRUPT PRACTICES. Neither the Buyer nor, to the knowledge of the Buyer, any agent or other person acting on behalf of the Buyer, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Buyer or made by any person acting on its behalf and of which the Buyer is aware in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         4.15. NO MANIPULATION OF STOCK. The Buyer has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock.

         4.16. TRANSFER TAXES. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Buyer and all laws imposing such taxes will be or will have been fully complied with.

         4.17. INVESTMENT COMPANY. The Buyer is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         4.18. REGISTRATION RIGHTS. No persons have the right to require the Buyer to include securities in a registration statement filed by the Buyer with the SEC, other than with respect to the Buyer's June 28, 1999 private placement of 1,505,003 shares of Common Stock, holders of 5,000,000 shares of Common Stock issued upon conversion of the Buyer's Series A Preferred Stock and holders of the Buyer's Series B Preferred Stock and related warrants.

         4.19. FINDERS' FEES. The Buyer has agreed to pay Dr. Gere S. diZerega a finder's fee in the form of an option grant to purchase up to 100,000 shares of the Buyer's common stock at an exercise price of $0.09 per share upon consummation of the transactions contemplated by this Agreement.

         4.20. OTHER INFORMATION. Neither this Article IV nor any of the exhibits appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                               COVENANTS OF SELLER

         5.01. CONFIDENTIALITY. Seller will hold, and will use reasonable commercial efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer, which information shall be identified in writing as confidential or, if delivered orally, confirmed in writing as confidential within 30 days after delivery.

         5.02. ATTORNEY OF RECORD. At the Buyer's discretion upon the consummation of the transactions contemplated in this Agreement, Seller shall take all necessary actions to name Henry Coleman, Ph.D. of Coleman Sudol Sapone, P.C., as attorney of record for the Patent Applications, provided that Buyer, at Buyer's expense, prepares and submits to Seller for execution the documents appropriate to effect the foregoing.

         5.03. PATENT FILINGS AND DOCUMENTATION. Seller shall cause to be filed, prior to the scheduled March 23, 2003 deadline, national patent filings in Australia, New Zealand, Canada and Europe (Germany, France, United Kingdom, Spain, Italy, Belgium, The Netherlands, Sweden, Finland, Denmark and Portugal) relating to Patent Applications numbered PCT/US00/23072 and PCT/US00/23104. Seller agrees to pay all costs (including, without limitation, legal and filing fees) associated with these National Phase filings, as well as all costs associated with the recent national patent filings in Brazil and Japan relating to the same PCT applications ( but not any subsequent fees related to prosecution or similar events). Upon request of Buyer, Seller shall promptly deliver to Buyer a copy of all Patent Documentation.

         5.04. DEVELOPMENTS. Seller will promptly and fully disclose to the Buyer any and all inventions, discoveries, trade secrets and improvements, whether or not patentable, in which Seller acquires rights prior to the Closing Date and which relate to the Business (collectively, "Developments"). All such Developments shall be included in the term Intellectual Property Rights and transferred to the Buyer as part of the Purchased Assets at the Closing.

         5.05. OFFSHORE SALE COVENANT. Seller acknowledges and agrees that the Shares may only be sold offshore in compliance with Regulation S or pursuant to an effective registration statement under the Securities Act or another exemption from such registration, if available. In connection with any resale of the Shares pursuant to Regulation S, Seller acknowledges that the Buyer will not register a transfer not made in accordance with Regulation S, pursuant to an effective registration statement under the Securities Act or in accordance with another exemption from the Securities Act.

         5.06. HEDGING RESTRICTIONS. For so long as Seller owns any of the Shares, Seller will not engage in any short sale or transaction having a similar effect with respect to common stock of the Buyer; provided, however, that for the avoidance of doubt, Buyer shall not be restricted in any way as to the disposition (by short sale or otherwise) with respect to shares of common stock of the Buyer acquired by Seller other than the Shares acquired under this Agreement.

                                   ARTICLE VI

                               COVENANTS OF BUYER

         6.01. LISTING. The Buyer agrees to take all action required to list the Shares on any stock exchange or quotation system on which the Buyer's Common Stock may be listed or quoted.

         6.02. RULE 144. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, the Buyer agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) File with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and

               (c) So long as Seller owns any Shares, furnish to the Seller forthwith upon request a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents of the Buyer as the Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing the Seller to sell any such securities without registration.

                                  ARTICLE VII

                          COVENANTS OF BUYER AND SELLER

         7.01. EFFORTS; FURTHER ASSURANCES; ACCESS.

               (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or appropriate to perform its obligations hereunder, to satisfy the conditions to the Closing, to consummate the transactions contemplated by this Agreement and to comply with all applicable laws and regulations in connection therewith; Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

               (b) Without limiting the foregoing, Seller further agrees for itself and its successors and assigns to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be necessary or desirable to secure fully for Buyer all right, title and interest in and to each of the Purchased Assets, including, but not limited to, the execution of substitution, reissue, divisional or continuation patent applications; and the giving of any preliminary or other statement or the giving of testimony in any interference or other proceeding in which the Purchased Assets or any applications or patent directed thereto or derived therefrom may be involved. Seller agrees (i) to provide such reasonable assistance to Buyer as Buyer may request in connection with the prosecution of the Patent Applications and any action against third parties claiming infringement of any of the Purchased Assets and (ii) never to contest or assist any third party in contesting the validity or enforceability of any Valid Claim. However, Seller and its Affiliates may comply with any and all court orders (if requested) and provide testimony relating to any and all matters relating to the Purchased Assets in any proceeding, deposition, or trial, which testimony is believed to be factually correct by Seller or its Affiliates, without in any way being held to "contest or assist any third party in contesting the validity or enforceability of any Valid Claim."

               (c) Seller hereby constitutes and appoints, effective as of the Closing upon payment of the Purchase Price, Buyer and its successors and assigns as the true and lawful attorney of such Seller with full power of substitution in the name of Buyer or in the name of such Seller, but for the benefit of Buyer
(i) to collect for the account of Buyer any items of Purchased Assets and (ii) to prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets, whether based on a claim arising prior to or after the Closing Date. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

               (d) From the date of this Agreement until the Closing Date, Seller shall (i) give to Buyer and its representatives reasonable access during normal business hours and upon reasonable notice to Seller's properties, books and records relating to the Purchased Assets and (ii) furnish to Buyer such documents and information relating to the Purchased Assets as Buyer from time to time may reasonably request.

         7.02. CONFIDENTIALITY. Buyer and Seller agree not to disclose the terms of any agreement between them or directly or indirectly identify the other parties in a press release, news letter, electronic communication, shareholder letter or other public disclosure without prior permission except to the extent that the information is in the public domain or the disclosure is required by law or government agency. Notwithstanding the foregoing, the parties acknowledge that Buyer may issue a press release announcing the transactions contemplated by this Agreement after execution of this Agreement and may, in its sole discretion, effect such filings with the SEC as it deems necessary or appropriate.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

         8.01. SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of two years.

         8.02. INDEMNIFICATION.

               (a) Subject to the limitations set forth in Section 8.03, each Seller hereby jointly and severally indemnifies Buyer and Buyer's Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively, "LOSS") incurred or suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement.

               (b) Subject to the terms herein, Buyer hereby indemnifies Seller and Seller's Affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by Seller or any of Seller's Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

               (c) Notwithstanding anything to the contrary contained herein, the obligations of Seller and Buyer under Sections 8.02(a) and 8.02(b) above, respectively, shall cease and be of no further force or effect with respect to any and all claims that would otherwise be barred by applicable statutes of limitations.

         8.03. PROCEDURES; NO WAIVER; EXCLUSIVITY. The party seeking indemnification under Section 8.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section; PROVIDED that the failure to give such notice shall not affect the Indemnified Party's rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. In the event the Indemnified Party has available to it one or more legal defenses which are different from or in addition to those available to the Indemnifying Party, the Indemnified Party shall be entitled to retain separate counsel and the reasonable expenses of which shall be borne by the Indemnifying Party. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under
Section 8.02 for any settlement effected without its prior written consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; PROVIDED that such written consent may not be unreasonably withheld.

         8.04. LIMITATIONS OF LIABILITY. EXCEPT IN THE EVENT OF FRAUD, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

         8.05. FORCE MAJEURE. No party shall be liable for failure or delay in performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (a) promptly notify the other party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.

                                   ARTICLE IX

                                   TERMINATION

         9.01. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

               (a) by mutual consent of Buyer and Seller; or

               (b) by either of the parties if the Closing shall not have occurred by March 31, 2003, other than through the intentional failure or refusal of the electing party to fulfill its obligations hereunder.

         9.02. EFFECT OF TERMINATION. Upon termination of this Agreement, the undertakings of the parties set forth herein shall forthwith be and become of no further force and effect; provided, however, that Article VIII, this Section 9.02, Article X and rights and remedies for any breaches of this Agreement prior to its termination shall survive any such termination.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.01. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telex, facsimile or similar writing with confirmed receipt of transmission) and shall be given,

                (a) if to Buyer, to:

                           Life Medical Sciences, Inc.
                           P.O. Box 219
                           Little Silver, New Jersey 07739
                           Attention:  Robert P. Hickey
                           Facsimile:  (732) 728-1769

                           with a copy to:

                           Ehrenreich Eilenberg & Krauss LLP
                           11 E. 44th Street, 17th Floor
                           New York, New York  10017
                           Attention:  Keith M. Moskowitz, Esq.
                           Facsimile:  (212) 986-2399

                (b) if to Seller, to:

                           Phairson, Ltd. Russel Bedford House, City Forum 250 City Road
                           London EC1V2QQ
                           United Kingdom
                           Attention:  Richard L. Franklin
                           Facsimile: 44 (0) 207 253 5512

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax prior to 4:00 p.m. EST or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01.


         10.02. AMENDMENTS; NO WAIVERS.

               (a) Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except to the extent expressly provided otherwise in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         10.03. EXPENSES. All costs and expenses incurred in connection with the negotiation, preparation, execution or delivery of this Agreement shall be paid by the party incurring such cost or expense.

         10.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Agreement shall assign any rights under this Agreement to any party without the written consent of the other parties hereto except that nothing herein shall prohibit or restrict Buyer from assigning its rights and obligations hereunder to any successor or Affiliate of Buyer.

         10.05. GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS. This Agreement shall be construed in accordance with and governed by the law of the State of New York (without reference to its rules as to conflicts of law).

                 (a) Each party irrevocably agrees that any legal action, suit or proceeding against either of them arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating thereto (whether for breach of contract, tortuous conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the state courts of New York located within New York county, and hereby irrevocably accepts and submits to the exclusive jurisdiction of the aforesaid courts in personam, with respect to any such action, suit or proceeding. Each of the parties hereto waives to the fullest extent permitted by law claim that such action, suit or proceeding brought in the venue specified in this Section is brought in an inconvenient forum or that such venue is otherwise improper, and any right to trial by jury in any action, suit or proceeding brought to enforce, defend or interpret any rights or remedies under, or arising in connection with or relating to, this Agreement. Each of the parties hereto irrevocably consents to the service of any and all legal process, summonses, notices and other documents which may be served in any action, suit or proceeding in the United States District Court for the Southern District of New York or the state courts of New York located in New York County, which service may be made by mailing a copy of such process by certified or registered mail, postage prepaid, to the party to be served at its address as provided in Section 10.01 hereof, with such service to be effective upon receipt.

         10.06. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the date of signature of the last party to sign this Agreement.

         10.07. ENTIRE AGREEMENT. This Agreement, the Schedules and the Conveyance Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth or referred to herein has been made or relied upon by either party hereto. Neither of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         10.08. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         10.09. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.



                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




EXECUTED as a deed by
PHAIRSON MEDICAL LIMITED     acting by
                                       -------------------------------
                                                   Director


                                       -------------------------------
                                               Director/Secretary






                             PHAIRSON MEDICAL, INC.




                             By:
                                -----------------------------------------
                                      Name:
                                      Title:
                                      Date:






                             LIFE MEDICAL SCIENCES, INC.




                             By:
                                -----------------------------------------
                                      Name:    Robert P. Hickey
                                      Title:   Chairman, President & CEO
                                      Date:

                                    EXHIBIT A
                                    ---------


                               PATENT ASSIGNMENT

         This Patent Assignment ("Assignment") is made this 7th day of March, 2003, by Phairson Medical, Inc., a Delaware corporation ("Assignor"), in favor of Life Medical Sciences, Inc., a Delaware corporation ("Assignee"). Assignor and Assignee are parties to an Asset Purchase Agreement dated as of March 18, 2003.

         For good and valuable consideration, as stated in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

         1. Assignor hereby sells, assigns and transfers to Assignee, absolutely and unconditionally, the full and exclusive right, title, and interest in and to each of the patents and pending patent applications as set forth on Attachment A hereto, as well as to all inventions represented thereby, and any renewals, extensions, reissues or reexaminations of those patents and any divisions, renewals, extensions, continuations or continuations-in-part, of those applications and all patents resulting from any of the foregoing ("Patent Rights"), and further including, in all countries, the right to claim priority based on the applications, the Patent Rights to be held and enjoyed by Assignee to the full end of the term for which those patents are granted, as fully and entirely as they could have been held and enjoyed by Assignor if this Assignment had not been made, together with all rights of actions for past infringement thereof including the right to recover damages for said infringement;

         2. Assignor hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any Official of any country or countries foreign to the United States whose duty it is to issue patents on applications as aforesaid, to record this Assignment, and to issue all Letters Patent for the Patent Rights to Assignee, its successors, legal representatives and assigns, in accordance with the terms of this Assignment;

         3. Assignor hereby represents and warrants that Assignor has the full right to convey the entire interest herein assigned without conflict with the rights of others, and that Assignor has not executed, and will not execute, any agreement, assignment, sale or encumbrance in conflict herewith; and

         4. Assignor hereby further covenants and agrees that Assignor will communicate to Assignee, its successors, legal representatives and assigns, any facts and documents known to Assignor respecting the Patent Rights, and will testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid Assignee, its successors, legal representatives and assigns, to obtain and enforce proper patent protection for the Patent Rights in all countries.

         5. In the event of any inconsistency between this Assignment and the terms of the Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), between Assignor, Assignee, and Phairson Medical Limited, the terms of the Asset Purchase Agreement shall be controlling.

         6. This Assignment shall be construed in accordance with and governed by the law of the State of New York (without reference to its rules as to conflicts of law).

         7. Assignor irrevocably agrees that any legal action, suit or proceeding against it arising out of or in connection with this Assignment or the transactions contemplated hereby or disputes relating thereto (whether for breach of contract, tortuous conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the state courts of New York located within New York county, and hereby irrevocably accepts and submits to the exclusive jurisdiction of the aforesaid courts in personam, with respect to any such action, suit or proceeding. Assignor waives to the fullest extent permitted by law claim that such action, suit or proceeding brought in the venue specified herein is brought in an inconvenient forum or that such venue is otherwise improper, and any right to trial by jury in any action, suit or proceeding brought to enforce, defend or interpret any rights or remedies under, or arising in connection with or relating to, this Assignment. Assignor irrevocably consents to the service of any and all legal process, summonses, notices and other documents which may be served in any action, suit or proceeding in the United States District Court for the Southern District of New York or the state courts of New York located in New York County, which service may be made by mailing a copy of such process by certified or registered mail, postage prepaid, to the Assignor at its address as provided in Section 10.01 of the Asset Purchase Agreement, with such service to be effective upon receipt.



         IN WITNESS WHEREOF, ASSIGNOR has caused this Assignment to be executed by its duly authorized officer.

                                       PHAIRSON MEDICAL, INC.


                                       By:
                                            --------------------------------


                                       Date:
                                            --------------------------------


STATE OF ____________      )
                           ) s.s.:
COUNTY OF ____________     )


         On this _____ day of March, in the year 2003, before me appeared ________________ to me personally known, who being by me duly sworn did say that he is the authorized officer of the ASSIGNOR named in the foregoing instrument of Assignment and he signed this instrument of Assignment in my presence.



                                        ----------------------------
                                        Notary Public

                                  ATTACHMENT A

         INFORMATION OMITTED

                                    EXHIBIT B
                                    ---------

                                  BILL OF SALE


         KNOW ALL MEN BY THESE PRESENTS, that Phairson Medical, Inc., a Delaware corporation ( the, "Seller"), for good and valuable consideration paid to it by Life Medical Sciences, Inc., a Delaware corporation ("Buyer"), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, transfer and convey to Buyer, its successors and assigns, all of the Seller's right, title and interest in and to the Purchased Assets, as such term is defined in that certain Asset Purchase Agreement dated as of March 7, 2003, by and among Buyer, Seller and Phairson Medical Limited (the "Purchase Agreement").

         All initially capitalized terms used but not defined herein shall have the meanings attributed to them in the Purchase Agreement.

         This Bill of Sale is further documentation of the transfers, conveyances and assignments contemplated by the Purchase Agreement and is subject to all of the terms, provisions and conditions thereof. Nothing in this Bill of Sale shall constitute a waiver of, expansion of or limitation upon any of Seller's or Buyer's rights and remedies under the Purchase Agreement and, in the case of any conflict between the terms of the Purchase Agreement and this Bill of Sale, the Purchase Agreement shall govern.

         Seller shall, from time to time, from and after the date hereof, upon request of Buyer, execute such further documents of transfer, conveyance and assignment as Buyer reasonably deems necessary or desirable to carry our the transactions contemplated by this Bill of Sale.

         This Bill of Sale shall be binding upon and shall inure solely to the benefit of Buyer and Seller and their respective successors and assigns.

         This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any applicable principles of conflicts of law.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale on March 7, 2003.

                                                PHAIRSON MEDICAL, INC.

                                                By:______________________
                                                Name:
                                                Title:

                                  BILL OF SALE


         KNOW ALL MEN BY THESE PRESENTS, that Phairson Medical Limited, a company organized under the laws of England and Wales ( the "Seller"), for good and valuable consideration paid to it by Life Medical Sciences, Inc., a Delaware corporation ("Buyer"), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, transfer and convey to Buyer, its successors and assigns, all of the Seller's right, title and interest in and to the Purchased Assets, as such term is defined in that certain Asset Purchase Agreement dated as of March 7, 2003, by and among Buyer, Seller, and Phairson Medical, Inc. (the "Purchase Agreement").

         All initially capitalized terms used but not defined herein shall have the meanings attributed to them in the Purchase Agreement.

         This Bill of Sale is further documentation of the transfers, conveyances and assignments contemplated by the Purchase Agreement and is subject to all of the terms, provisions and conditions thereof. Nothing in this Bill of Sale shall constitute a waiver of, expansion of or limitation upon any of Seller's or Buyer's rights and remedies under the Purchase Agreement and, in the case of any conflict between the terms of the Purchase Agreement and this Bill of Sale, the Purchase Agreement shall govern.

         Seller shall, from time to time, from and after the date hereof, upon request of Buyer, execute such further documents of transfer, conveyance and assignment as Buyer reasonably deems necessary or desirable to carry our the transactions contemplated by this Bill of Sale.

         This Bill of Sale shall be binding upon and shall inure solely to the benefit of Buyer and Seller and their respective successors and assigns.

         This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any applicable principles of conflicts of law.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale on March 7, 2003.

                                        PHAIRSON MEDICAL LIMITED

                                        By:______________________
                                        Name:
                                        Title:

                                    EXHIBIT C

                       ASSIGNMENT AND AMENDMENT AGREEMENT


         This ASSIGNMENT AND AMENDMENT AGREEMENT, dated as of March 18, 2003 (this "Agreement"), by and among Swiss Federal Institute of Technology (ETHZ), having an address at Raemistrasse 101, CH-8092 Zurich, Switzerland and University of Zurich, having an address at Raemistrasse 91 CH-8006 Zurich, Switzerland (collectively, "Universities"), Phairson Medical Limited, a United Kingdom company ("Phairson"), and Life Medical Sciences, Inc., a Delaware corporation ("LMS"). References to Universities, Phairson and LMS hereunder shall include each of their respective agents, nominees, designees, successors, assigns, heirs or other successors-in-interest. All representations, warranties and covenants of the Universities hereunder shall be joint and several.

                              W I T N E S S E T H:

         WHEREAS, Phairson has agreed to sell LMS all of its assets related to its polymer-based technology business, pursuant to an Asset Purchase Agreement, dated as of the date hereof, by and between Phairson, an affiliate of Phairson and LMS (the "Asset Purchase Agreement");

         WHEREAS, among the assets to be sold to LMS pursuant to the Asset Purchase Agreement are all of Phairson's rights under the contract, dated as of March 1, 1999, between Phairson and Universities, as amended pursuant to an amendment effective June 1, 1999 (the "Development Agreement");

         WHEREAS, Universities agree to the assignment of the Development Agreement and the amendment thereof, all subject to and in accordance with the provisions of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Consent by Universities to Assignment. Subject to the provisions of this Agreement, and in order to induce the other parties hereto to enter into the Asset Purchase Agreement and to consummate the transactions contemplated thereby, Universities hereby consent to the assignment of the Development Agreement from Phairson to LMS effective as of the closing of the Asset Purchase Agreement (which date shall not be later than March 15, 2003, the "Closing") and agree that, notwithstanding any provision of the Development Agreement to the contrary, Phairson shall not be liable for obligations arising under the Development Agreement from and after the Closing.


2. Assignment and Assumption of Development Agreement. Effective as of the Closing, (i) Phairson hereby sells, assigns, conveys and transfers to LMS all of Phairson's right, title and interest in, to and arising under or relating to the Development Agreement and all intellectual property and other rights of Phairson obtained or arising thereunder, but excluding the Patent Rights (which shall be transferred to LMS pursuant to separate instrument(s)) and (ii) LMS hereby assumes and shall be solely responsible for all of the obligations and liabilities of Phairson arising under the Development Agreement from and after such date.

3. Amendment of Development Agreement. LMS and Universities agree that, effective as of the Closing, the Development Agreement shall be amended as follows:

         (a) to change all references therein from "Phairson" to "LMS"; to change all references therein from "Foundation" to "Universities"; and to change all references therein from "ETH Zurich Institute of Biomedical Engineering...ETH" to "Swiss Federal Institute of Technology (ETHZ)".

         (b) to substitute the LMS address and contact information set forth in Section 10 hereof for the address and contact information of the Phairson technical and administrative representatives in Article IV-Designated Representatives of the Development Agreement, and to further add the other provisions of Section 10 hereof (exclusive of the contact information) to the provisions of Article IV-Designated Representatives of the Development Agreement and to substitute the Universities' address and contact information set forth in
                  Section 10 hereof for the address and contact information of the Foundation technical and administrative representatives in
                  Article IV-Designated Representatives of the Development Agreement

         to substitute the following for Section 4 of Article VI:

                           10.10. "4. (a) Universities hereby grant Contractor
                  an exclusive, worldwide, perpetual license under their Proprietary Rights in the Technology, without limitation or restriction as to use or field of use (the "License"). The License includes the right to sublicense. With respect to sublicenses granted by Contractor, Contractor shall promptly provide Universities with a copy of each sublicense issued; and collect payment of all payments due, directly or indirectly, to Universities from Sublicensees and summarize and deliver all reports due, directly or indirectly, to Universities from Sublicensees. Universities reserve the right to use Proprietary Rights in the Technology solely for internal educational and research purposes.


                   In consideration for the License, Contractor agrees to pay
                  Universities, in the aggregate, one tenth of one percent of any and all Net Sales and Sublicense Fees actually received by it. If, prior to receipt by Contractor of Net Sales or Sublicense Fees, Contractor fails to perform any Development Work with respect to the Technology for a period of two years or more, Universities shall have the right to enter into good faith negotiations with Contractor to terminate the License and develop the Technology.

                           (b) For the purposes of this section, the following
                  terms shall have the following meanings:

                           'Development Work' means any technical or business
                  activity relating to the development, manufacture, marketing or commercialization of a Product or Products or efforts to secure intellectual property rights with respect thereto.

                           'Products' means products incorporating the
                  Technology.

                           'Proprietary Rights' means patent rights, copyrights,
                  mask work rights, trademark rights, trade secret rights and any and all other intellectual property or similar rights.

                           'Net Sales' of a party means all revenues actually
                  received by that party or its affiliate(s) with respect to sale of Products in any and all countries in which a valid patent included in the licensed Proprietary Rights then exists, less any allowances for returns, shipping and insurance costs, discounts and promotional allowances, sales, use, value-added and similar taxes and duties and similar governmental assessments.

                           'Sublicense Fees' means any and all revenue received
                  by Contractor in respect of sublicenses of the Proprietary Rights licensed under this Agreement. For the avoidance of doubt, as used in the foregoing sentence the term "revenue" includes the value, as determined in accordance with United States generally acceptable accounting principles, attributable to property, if any, other than cash received by Contractor in respect of sublicenses of the Proprietary Rights under this Agreement."

                           'Technology' means inventions, improvements,
                  discoveries, know-how and the like made or conceived as a result of or in connection with the sponsored work under this Agreement.

         (c) Beginning January 1, 2004 and ending on the date of first commercial sale of a Product, Contractor shall submit to Universities annual progress reports covering Contractor's (and Sublicensee's) activities to develop and test all Products and obtain governmental approvals necessary for marketing the same. Such reports shall include a summary of work completed; summary of work in progress; current schedule of anticipated events or milestones and market plans for introduction of Products. Contractor shall also report to Universities, in its immediately subsequent progress report, the date of first commercial sale of a Product. After the first commercial sale of a Product anywhere in the world, Contractor shall submit to Universities annually royalty reports on or before each February 28. Each royalty report shall cover Contractor's (and Sublicensee's) most recently completed calendar year and shall show (i) the gross sales and Net Sales during the most recently completed calendar year and the royalties, in U.S. Dollars, payable with respect thereto;
                  (ii) the number of each type of Product sold; (iii) sublicense fees and royalties received during the most recently completed calendar year in US dollars, payable with respect thereto;
                  (iv) the method used to calculate the royalties; and (v) the exchange rates used. If no sale of Products has been made and no sublicense revenue has been received by Contractor during any reporting period, Contractor shall so report.


         (d) All fees and royalties due Universities shall be paid in United States dollars and all checks shall be made payable to "The University of Zurich", referencing "Unitectra Technology Transfer UZ-04/201". When Products are sold in currencies other than United States dollars, Contractor shall first determine the earned royalty in the currency of the country in which Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the applicable reporting period. Royalties shall accrue when Products are invoiced, or if not invoiced, when delivered to a third party. Contractor shall pay earned royalties on or before February 28. Each such payment shall be for earned royalties accrued within Contractor's most recently completed calendar year. Royalties earned on sales occurring or under sublicense granted pursuant to this Agreement in any country shall not be reduced by Contractor for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, except that all payments made by Contractor in fulfillment of Universities' tax liability in any particular country may be credited against earned royalties or fees due Universities for that country. Contractor shall pay all bank charges resulting from the transfer of such royalty payments. In the event royalty, reimbursement and/or fee payments are not received by Universities when due, Contractor shall pay to Universities interest charges at a rate of ten percent (10%) per year. Such interest shall be calculated from the date payment was due until actually received by Universities.

         (e)      To substitute the following for Section 3 of Article VI.

                  At its sole discretion and expense, Contractor shall diligently prosecute and maintain the patent applications and patents relating to Proprietary Rights using counsel of its choice. Contractor or its counsel shall, upon request, provide Universities with copies of all relevant documentation relating to such prosecution including, but not limited to, draft patent applications, office actions and responses thereto, and appropriate correspondence with counsel and agents. All patents and patent applications relating to Proprietary Rights shall be assigned jointly to Contractor and

                  Universities (ie. "Swiss Federal Institute of Technology(ETHZ)" and "University of Zurich"). Contractor shall, at its sole discretion and expense, apply for an extension of the term of any patent in Patent Rights if appropriate. Contractor shall prepare all documents for such application, and Universities shall execute such documents and take any other additional action as Contractor reasonably requests in connection therewith.

         (F) The license granted is provided "AS IS" and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. UNIVERSITIES make no representation or warranty that the Product(s) or the use of Proprietary Rights or Technology will not infringe any other patent or other proprietary rights. Contractor shall indemnify, hold harmless and defend UNIVERSITIES, its officers, employees, and agents and the Inventors of the patents and patent applications in Proprietary Rights and their employers (collectively, the "Indemnified Parties") against any and all claims, suits, losses, damage, costs, fees and expenses resulting from or arising out of any theory of product liability relating to the Product(s). Notwithstanding the foregoing, Contractor shall have no obligation pursuant to this paragraph with respect to any claim resulting from or arising out of any negligent or wrongful action or inaction of any of the Indemnified Parties or which has been settled by an Indemnified Party without the prior consent of Contractor (which consent shall not be unreasonably withheld). Contractor shall have the right to direct the defense of any action brought against an Indemnified Party with respect to the subject of indemnity contained herein, and to retain counsel of its choosing in connection therewith (subject to the reasonable approval of the Indemnified Parties).

All other provisions of the Development Agreement shall remain in full force and effect.

4. Representations and Warranties of Universities. Universities hereby represent and warrant to LMS and Phairson, as of the date hereof, that: (i) this Agreement has been duly authorized by Universities, and the execution, delivery and performance of this Agreement by Universities and the consummation of the transactions contemplated hereby do not and will not constitute a breach of any agreement to which it is a party or violate any provision of any law to which it is subject; (ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by Universities or the consummation by Universities of the transactions contemplated hereby; (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or, to Universities' knowledge, threatened against them relating to the Development Agreement or this Agreement, or the subject matter thereof and hereof; (iv) there is no default, or event which with the passage of time would constitute a default, under the Development Agreement by either Universities or, to Universities' knowledge, by Phairson; (v) Universities have delivered to Phairson complete written disclosures with respect to all Inventions under the Development Agreement and Universities acknowledge that all of the Inventions were conceived and/or made jointly by Universities and Phairson (vi) upon consummation of the transactions contemplated by this Agreement, there will be no amounts owed Universities by Phairson or Phairson by Universities; and (vii) the Development Agreement, a true and complete copy of which is attached as Exhibit A hereto, has not been amended other than the amendment effective June 1, 1999 (a form of which is included as part of Exhibit A), is in full force and effect and is enforceable in accordance with its terms, and, upon consummation of the transactions contemplated by this Agreement, will be enforceable against Universities by LMS in accordance with its terms (as amended hereby); and (viii) the Universities have no objection to the Contract dated 1 December 1998 between Phairson and Professor J. A. Hubbell.

5. Representations and Warranties of Phairson. Phairson hereby represents and warrants to Universities and LMS, as of the date hereof, that: (i) this Agreement has been duly authorized by Phairson, and the execution, delivery and performance of this Agreement by Phairson and the consummation of the transactions contemplated hereby do not and will not constitute a breach of the organizational or constituent documents of Phairson or any agreement to which Phairson is a party or violate any provision of any law to which it is subject;
(ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by Phairson or the consummation by Phairson of the transactions contemplated hereby; (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or, to Phairson's knowledge, threatened against it relating to the Development Agreement or this Agreement, or the subject matter thereof and hereof; (iv) there is no default, or event which with the passage of time would constitute a default, under the Development Agreement by either Phairson, or to Phairson's knowledge, by Universities; (v) upon consummation of the transactions contemplated by this Agreement, there will be no amounts owed Universities by Phairson or Phairson by Universities; and (vi) the Development Agreement, a true and complete copy of which is attached as Exhibit A hereto, has not been amended other than the amendment effective June 1, 1999 (a form of which is included as part of Exhibit
A) and, upon consummation of the transactions contemplated by this Agreement, will be enforceable by each party against the other in accordance with its terms (as amended hereby).

6. Representations and Warranties of LMS. LMS hereby represents and warrants to Universities and Phairson, as of the date hereof, that: (i) this Agreement has been duly authorized by LMS, and the execution, delivery and performance of this Agreement by LMS and the consummation of the transactions contemplated hereby do not and will not constitute a breach of the Certificate of Incorporation or By-laws of LMS or any agreement to which LMS is a party or violate any provision of any law to which it is subject; (ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by LMS or the consummation by LMS of the transactions contemplated hereby; and (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or to LMS' knowledge, threatened against, it relating to this Agreement or the subject matter hereof and (iv) the Development Agreement will be enforceable against LMS by Universities in accordance with its terms (as amended hereby).

7. Acknowledgment and Affirmation. The Swiss Federal Institute of Technology
(ETHZ) ("ETHZ") and the University of Zurich ("UNIZH") hereby acknowledge that the Development Agreement incorrectly listed an entity referred to as "Institute of Biomedical Engineering, ETH Zurich and University of Zurich" as a party instead of ETHZ and UNIZH and that the correct parties to the Development Agreement have always been Phairson Medical Limited, ETHZ and UNIZH. ETHZ and UNIZH affirm that the rights and obligations of "Institute of Biomedical Engineering, ETH Zurich and University of Zurich" are, and have always been, therights and obligations of, and have been and will be performed by, ETHZ and UNIZH.


8. Further Assurances. The parties hereto agree to timely execute such other agreements, assignments, consents, waivers or other documents reasonably necessary to further give effect to or evidence the agreements hereunder.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Universities and LMS and their respective successors and assigns.

10. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws Switzerland and shall in all respects be governed, construed, applied and enforced in accordance with the laws Switzerland (without reference to its rules as to conflicts of law). Exclusive place of jurisdiction shall be Zurich, Switzerland.

11. Notices. All notices and other communications hereunder and under the Development Agreement shall be in writing and shall be deemed given if delivered personally or upon sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), or reputable overnight courier services, charges prepaid, to such party's address (or to such party's telecopier):



         If to Universities, to:

                  University of Zurich
                  Unitectra Technology Transfer [UZ-04/201]
                  Mohrlistrasse 23
                  (1) CH-8006 Zurich

                  Switzerland

                  Telephone: +41 1 634 44 01
                  Facsimile: +41 1 634 44 09

                  Attention: Mr. Urs Dommann
                  (Mr. Urs Dommann is Administrative Representative, see Development Agreement for contact information for Technical Representative)

         If to Phairson, to:

                  Phairson Medical Limited
                  Russell Bedford House, City Forum
                  250 City road
                  London, United Kingdom
                  EC1V 2QQ
                  Telephone:  +44 (0) 207 253 5573
                  Facsimile:  +44 (0) 207 253 5512


         If to LMS, to:

                  Life Medical Sciences, Inc.
                  PO Box 219
                  Little Silver, New Jersey 07739
                  Telephone/Facsimile: (732) 728-1769
                  Email: rphickey@aol.com

                  Attention:  Robert P. Hickey, President

         or to such other person or address as any of the foregoing may have designated for that purpose by notice to the others.


12. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. Nothing in this Agreement shall constitute a waiver of, expansion of or limitation upon any of Phairson's or LMS' rights and remedies as between themselves under the Asset Purchase Agreement and, in the case of any such conflict between the terms of the Asset Purchase Agreement and this Agreement, the Asset Purchase Agreement shall control. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.



                  [Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


                            Swiss Federal Institute of Technology

University of Zurich


                            By:_____________________________
                                     Name: Jeffrey Hubbell
                                     Title: Professor, Director IBT


                            By:_____________________________
                                     Name: Alexander Borbely
                                     Title: Professor, Vice President Research
                                            University of Zurich


                            By:_____________________________
                                     Name: Ueli Suter
                                     Title: Professor, Vice President Research
                                            ETHZ



                            Phairson Medical Limited


                            By:_____________________________
                                     Name:
                                     Title:



                            Life Medical Sciences, Inc.


                            By:_____________________________
                                     Name:
                                     Title:

Schedule 1.01 (a)
Phairson entities' Patents and Patent Applications



INFORMATION OMITTED

Schedule 1.01 (b)
Phairson Medical Linited--License Agreement

Contract between PHAIRSON MEDICAL LIMITED and INSTITUTE OF BIOMEDICAL ENGINEERING, ETH ZURICH AND UNIVERSITY OF ZURICH
Effective Date:  March 1, 1999


[See Exhibit A to Exhibit C of this Asset Purchase Agreement]